Exhibit 10.1

**CERTAIN INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

EVALUATION Agreement

This Evaluation Agreement (“Agreement”) is between Illumina, Inc., having offices at [***] (“Illumina") and Aptorum Innovations Holding Limited, having offices at 4T.07, 17 Hanover Square, Mayfair, London, United Kingdom W1S 1BN (“AIHL”), and is effective as of the date of last signature below ("Effective Date"). Illumina and AIHL may be referred to individually as a “Party” or collectively as “Parties.”

1.	Details

Evaluation Product:	[***] (collectively referred to herein as the “Evaluation Product”)

Purpose of Evaluation:

Illumina wishes to send to the Facility, and the Facility wishes to receive, the Evaluation Product to enable AIHL and the Facility (“Evaluation Site”) to evaluate and/or familiarise themselves with the appropriate use and functionality of the Evaluation Product (“Evaluation”). Evaluation Site will provide to Illumina Feedback relating to Evaluation Site’s experience with the Evaluation Product. “Feedback” is defined in section 6.5 below.

Fees for Evaluation:	Illumina will provide the Evaluation Product free of charge.

Evaluation Period:	Evaluation Site shall undertake the Evaluation of the Evaluation Product for a period of [***] from the date of recipient of the Evaluation Product and all Equipment (if any) required to perform the Evaluation.

AIHL Contact Information:	Name: Darren Lui, Director Tel: Email:

Evaluation Site Facility where Evaluation Product shall be located:	[***] (“Facility”)

2.	Evaluation Plan

2.1	The Evaluation shall be conducted in accordance with this Agreement and the “Evaluation Plan” attached at Exhibit A.

3.	Delivery and Installation

3.1	Evaluation Product. Illumina will prepare and deliver the Evaluation Product to the Facility identified above (“Delivery”). For Evaluation Products which require installation by Illumina, Illumina will support such installation at that Facility on a mutually convenient date. Any Delivery or installation date or time provided by Illumina is an estimate only and time will not be of the essence for Delivery or installation. Evaluation Site will provide to Illumina all of the necessary technical information, network and computer facilities and access to premises and personnel as Illumina may reasonably require to effect Delivery and installation.

3.2	Equipment. In the event Illumina loans Evaluation Site hardware or other laboratory equipment (“Equipment”) in order to enable Evaluation Site to undertake the Evaluation, then such Equipment shall be stated in the Evaluation Plan. Risk in the Equipment passes to the Evaluation Site on Delivery, and Evaluation Site shall be liable to Illumina for all loss or damage to the Equipment during the Term and until return to Illumina, or a third party if so directed by Illumina, less reasonable wear and tear. Accordingly, Evaluation Site shall ensure it has an appropriate insurance policy in place at least equal to the value of the loaned Equipment to cover any such loss or damage it is liable for under this Agreement. Illumina may request return of the Equipment at any time. Illumina shall loan any Equipment specified in the Evaluation Plan for free of charge.

**CERTAIN INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

4.	Use of Evaluation Product

4.1	Evaluation. Subject to this Agreement, Evaluation Site shall be permitted to use the Evaluation Product, together with any user manual, package insert, and similar technical documentation (“Documentation”) solely for the Evaluation and for no other purposes. Documentation may be provided with the Evaluation Product at time of Delivery, or installation, or provided electronically from Illumina. Evaluation Site shall not move the Evaluation Product from the Facility without the prior written approval of Illumina.

4.2	Research Use Only. The Evaluation Product is labelled with a “For Research Use Only” or similar labelling statement and has not been approved, cleared, or licensed by any regulatory authority. The Evaluation Product is not appropriate for clinical or diagnostic use of human subjects. Evaluation Site will not use the Evaluation Product in any manner inconsistent with its labelling as a product only for research use. Evaluation Site agrees to comply with all applicable local laws and regulations when using the Evaluation Product. Evaluation Site will not bill for or seek reimbursement for the Evaluation Product from any insurer, whether government or private, third party payor, or any other entity.

4.3	Restrictions on Use. Evaluation Site agrees not to engage in any of the following activities: (a) disassemble, reverse-engineer, reverse-compile, or reverse-assemble the Evaluation Product, (b) separate, extract, or isolate components of the Evaluation Product or subject the Evaluation Product or components thereof to any analysis not expressly authorized in any Documentation, (c) gain access to or attempt to determine the methods of operation of the Evaluation Product, (d) transfer to a third-party, sell, or grant a sublicense to, the Evaluation Product (including any component thereof, including any software or third party software), or (e) use the Evaluation Product for any use not specified or authorized in the Documentation, or otherwise in any manner which is inconsistent with the Documentation.

4.4	No License. Nothing in this Agreement grants Evaluation Site a license to any intellectual property owned or controlled by Illumina or Illumina's Affiliates or a third party whether by implication, estoppel, or otherwise with respect to such use of the Evaluation Product. “Affiliate” shall mean any company controlling, controlled by or under common control with the relevant Party where control means the power to direct or cause the direction of the management and policies of such entity whether by contract or otherwise. The Parties each agree to be responsible for actions and omissions of its Affiliates.

4.5	Equipment. Any Equipment loaned in connection with the Evaluation shall also be subject to the same provisions as this section 4.

5.	CONFIDENTIALITY

5.1	Confidential Information. As used in this Agreement, “Confidential Information” means all information and Evaluation Product (whether technical or non-technical) disclosed by the disclosing Party (“Disclosing Party”) to the receiving Party (“Receiving Party”) in connection with this Agreement that is confidential in nature. Such Confidential Information includes, without limitation, trade secrets, processes and methodologies, formulas, data, know-how, software, documentation, program files, flow/charts, drawings, software techniques and other techniques, computer programs, standards, specifications, improvements, inventions, accounting data, statistical data, research projects, development and marketing plans, strategies, forecasts, sales, costs, profits, and pricing methods and organizations, employee lists, or compensation plans, and shall be clearly and prominently marked with the word "Confidential" or with such other words of similar import. Any Confidential Information not being capable of being so marked, including Confidential Information which may be orally or visually disclosed, shall, within fourteen (14) days of its disclosure be summarised in writing, be marked with the word "Confidential" or with such other words of similar import and delivered by the Disclosing Party to the Receiving Party, provided that any such Confidential Information shall be treated as being confidential immediately upon disclosure.

5.2	Non-Disclosure Obligations. For a period of [***] from the date of disclosure, each Party agrees to hold the other’s Confidential Information in confidence, to use it only in connection with the Evaluation, and to use at least the same degree of care and protection as it uses to prevent unauthorized use and unauthorized disclosure of its own confidential information of like importance, but in no case less than a reasonable degree of care. Neither Party shall disclose the other Party’s Confidential Information to any third party without the express prior written consent of the disclosing Party. Where Evaluation Site is the receiving Party, Evaluation Site may disclose Confidential Information but only for auditing and reporting purposes and after notifying and obtaining Illumina’s consent. Neither Party shall copy, decompile, disassemble or reverse engineer any Confidential Information of the other Party without the express prior written consent of the disclosing Party.

**CERTAIN INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

5.3	Exclusions. Categories of information specifically excluded from the obligations of confidentiality under this Agreement are information that a receiving Party can demonstrate by competent written evidence (a) was in the possession of the receiving Party prior to disclosure by the disclosing Party, (b) is or subsequently becomes part of the public domain through no action or inaction of the receiving Party, (c) becomes known to the receiving Party through a third party who is not under any obligation of confidentiality to the disclosing Party, or (d) is developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

5.4	Disclosure Required by Law. A receiving Party may disclose the other Party’s Confidential Information if is required to be disclosed by a valid order of a court or other governmental body having jurisdiction or a regulatory authority, provided such receiving Party uses best efforts to limit such disclosure and, as soon as reasonably possible, notifies the other Party of such requirement to allow the disclosing Party the opportunity to assert the confidential nature of the information and to seek an appropriate protective order. AIHL or its holding company (Aptorum Group Limited) may disclose the terms and conditions of this Agreement, with prior written notification to the other Party should this type of disclosure be necessary, (i) in any governmental filing or to other authorities as required by the applicable laws and/or regulation or rules of NASDAQ, Euronext Paris, the Financial Industry Regulatory Authority, the U.S. Securities and Exchange Commission and/or the French Autorité des marchés financiers, or (ii) in connection with any action or claim to enforce its rights thereunder. For the avoidance of doubt, the content of any disclosure will not contain data on the Feedback unless prior consent is obtained from Illumina.

6.	Ownership

6.1	Evaluation Product. Illumina owns and retains all right, title, and interest in and to the Evaluation Product. The transfer of the Evaluation Product by Illumina to Evaluation Site will not constitute a sale or offer for sale of the Evaluation Product, in whole or in part, or an option or license in or to any such Evaluation Product or any information or intellectual property relating thereto. Further, Illumina makes no guarantee that any Evaluation Product will be made commercially available at a later date.

6.2	Background IP. Each Party owns and retains all right, title, and interest in and to such Party’s Background IP and Confidential Information. Except as expressly set forth in this Agreement no Party grants to another Party any right, title, license or interest in or to its Background IP or Confidential Information. “Background IP” means any and all intellectual property of any nature owned or controlled by a Party or its Affiliates prior to the Effective Date, or intellectual property that arises outside of this Agreement and is owned or controlled by such Party or its Affiliates after the Effective Date. For clarity, no Background IP of the Evaluation Site is required or expected for conducting the Evaluation.

6.3	License. Subject to the limitation hereunder, Illumina grants to the Evaluation Site a limited, non-exclusive, royalty-free license under its Background IP to use the Evaluation Product during the Evaluation Period solely to conduct the Evaluation Plan.

6.4	Equipment. The Equipment will throughout the Evaluation Period and following termination or expiry of this Agreement remain the property of Illumina. Evaluation will use no less than a reasonable degree of care to protect and maintain any loaned Equipment, and: (a) will not damage or destroy the Equipment, nor permit it to be damaged or destroyed, (b) will not create or permit to be created or arise any lien, mortgage, pledge, security interest, assignment, restriction, charge, or other encumbrance or right exercisable by a third party having similar effect, over or relating to the Equipment, (c) will not permit the Equipment to fix, bind or enure to any realty or land, and (d) will not sell or alienate the Equipment. Evaluation Site will be responsible for any loss, damage, cost and expense (including reasonable legal fees) suffered or incurred by Illumina as a result of or in connection with the Evaluation Site’s breach of this section 6.3.

6.5	Proprietary Information. The contents, design, materials, properties, formulation, methods and techniques of operation and manufacture of the Evaluation Product are the proprietary and trade secret information of Illumina and may not be disclosed by Evaluation Site to any third party or be used in any manner not authorized in writing by Illumina (“Proprietary Information”). Proprietary Information is the Confidential Information of Illumina. Notwithstanding anything to the contrary, Evaluation Site will not disclose Proprietary Information to any third party, or use the Proprietary Information in any manner other than in its performance under this Agreement, at any time. To the extent that any Feedback is publishable data, written consent from the other Party is required prior to such publication by the publishing Party.

6.6	Improvements. Illumina will own all right, title, and interest in and to any and all improvements, modifications, or enhancements to the Evaluation Product and any and all intellectual property included in, embodied by, or related thereto. Evaluation Site hereby assigns and agrees to assign to Illumina (from the moment of creation) all right, title, and interest in and to such improvements, modifications, and enhancements, and intellectual property included therein, embodied, or related thereto, and agrees to execute any documentation reasonably requested by Illumina to further document such assignment.

**CERTAIN INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

6.7	Feedback. Evaluation Site shall provide Illumina a report describing Evaluation Site’s use of and the performance of the Evaluation Product, as detailed in the Evaluation Plan (“Feedback”). Evaluation Site shall not include any personal data of any natural person in the Feedback. Illumina may use the Feedback for any use, including commercial purposes, and to make improvements, modifications, enhancements, and derivatives of or to the Evaluation Product. All Feedback shall be owned by, and be the Confidential Information of, Illumina.

7.	Publicity; Publication

7.1	Evaluation Site may not disclose the existence or the contents of this Agreement to any third party without Illumina’s prior written consent. Notwithstanding anything to the contrary, Evaluation Site may disclose to its Affiliates the existence and contents of this Agreement, but not the Confidential Information except in accordance with section 5. This requirement for consent shall not apply to the extent that such disclosure is required to comply with applicable law, or because such information is requested by a court order, a regulator, or a government body, as detailed in section 5.4 of this Agreement.

7.2	Subject to section 6.7 above, Evaluation Site may not publish any publication regarding the Evaluation, or Evaluation Product, or Feedback without Illumina’s prior written consent.

7.3	Evaluation Site agrees that Illumina may use its name as well as the name, contact information, professional qualifications, and occupation of any employees of Evaluation Site (collectively, “Evaluation Site Information”) involved in the Evaluation for advertising of the Evaluation Product, marketing of Illumina products and services (to the extent that the Evaluation relates to Illumina products and services), publications, internal Illumina websites, third party websites, leaflets, flyers, and any other marketing materials in any format or by any technology that now exists or in the future may exist, training, improvements to products and services, and future Illumina sponsored events. Notwithstanding the foregoing, any use of the Evaluation Site Information shall be subject to prior review and written approval, not unreasonably withheld, by the Evaluation Site, and Illumina will cease to use any Evaluation Site Information immediately upon notice.

8.	Term; Termination

8.1	The term of this Agreement will begin on the Effective Date and continue throughout the Evaluation Period, unless earlier terminated by either Party upon [***] written notice to the other Party. The Parties may extend the Evaluation Period in writing and upon mutual agreement. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. In addition, sections 4 through 10 of this Agreement will survive the termination or expiration of this Agreement. Upon termination or expiration of this Agreement, or earlier upon Illumina’s request, Evaluation Site will return to Illumina all Equipment, Evaluation Product, Proprietary Information, and Illumina Confidential Information in its possession. Upon termination or expiration of this Agreement, or earlier upon Evaluation Site’s request, Illumina will return or destroy Evaluation Site’s Confidential Information in its possession. When returning any borrowed Equipment to Illumina, Evaluation Site shall exercise all reasonable care and skill and will comply with Illumina’s instructions for decommissioning, packing and shipping the Equipment. Risk in the returned Equipment passes from Evaluation Site to Illumina upon delivery at Illumina’s nominated return address.

8.2	Whilst Illumina will provide reasonable assistance during deinstallation to explain how to perform deletion of Evaluation Site’s data from the Equipment and/or Evaluation Product (if any), ILLUMINA SHALL NOT BE RESPONSIBLE FOR MAINTAINING OR PROTECTING ANY CONFIGURATION SETTINGS OR DATA FOUND ON THE RETURNED EQUIPMENT, EVALUATION PRODUCT OR COMPONENT PART OF THE EQUIPMENT OR EVALUATION PRODUCT AND IT IS EVALUATION SITE’S SOLE RESPONSIBILITY TO DELETE ANY SUCH INFORMATION PRIOR TO RETURN.

8.3	If Evaluation Site fails to comply with the provisions of section 8.1, Illumina will have a right of peaceable entry to the Facility during normal business hours to deinstall (where applicable) and pack up the Equipment and Evaluation Product and return it to Illumina, at Evaluation Site’s cost. Notwithstanding the foregoing, if Illumina is refused entry by Evaluation Site then Illumina shall be entitled to invoice the Evaluation Site, and Evaluation Site shall be required to pay, for the list price of the Equipment that has not been returned to Illumina by the agreed upon date of return.

**CERTAIN INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

9.	Liability

9.1	EVALUATION Site acknowledges that it is the nature of this Evaluation that the EVALUATION Product and any Equipment is provided strictly “as-is”, and, to the fullest extent permitted by applicable law, Illumina makes no (and expressly disclaims all) warranties, express, implied or statutory, with respect to the EVALUATION Product and any Equipment, including without limitation, any warranty of merchantability, fitness for a particular purpose, noninfringement, or warranties arising from course of performance, dealing, usage or trade, its functionality, or its suitability to the EVALUATION SITE’S requirements. Illumina makes no claim, representation or warranty of any kind as to the utility of the EVALUATION product or any Equipment for EVALUATION Site’s intended use.

9.2	Nothing in this Agreement will limit or exclude either Party’s liability for a violation of the other Party’s intellectual property rights, for fraud, or any liability which cannot be limited or excluded by law. , NEITHER PARTY will have liability for any loss of profits or revenue, any account of profits, any increased costs, any loss of anticipated savings, any loss of opportunity, any loss of goodwill or reputation, any loss or corruption of data, nor for any indirect or consequential loss, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE), and EACH PARTY’s maximum aggregate liability to the OTHER PARTY arising out of or in connection with this Agreement will be limited to £5,000 (Five-Thousand Great British Pounds) or its equivalent in other currencies as of the effective date.

10.	GENERAL

10.1	Notice. Any notice given under this Agreement must be in writing and delivered to the attention of the legal department of the Party to whom notice is to be given at the address set forth above (or at such other address such Party may provide from time to time) via email, certified mail return receipt requested, or via overnight courier in accordance with this section 10.1. Any notice will be deemed to have been given as of the date delivered by hand, or on the second business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, whichever is earlier.

10.2	Governing Law. This Agreement is governed by, construed, and enforced in accordance with the laws of the State of California of the United States. The Parties irrevocably consent to the non-exclusive jurisdiction of the state and federal courts located in San Diego, California, USA for the purpose of any action brought in connection with this Agreement.

10.3	Assignment. This Agreement may not be assigned by either Party in whole or in part without the prior written consent of the other Party, except that Illumina may assign this Agreement and its rights and obligations hereunder to any of its Affiliates or any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates. Any purported assignment of this Agreement in violation of this section 10.3 will be void and of no effect. Illumina may perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates.

10.4	Equitable Relief. A breach by either Party of sections 4, 5 and 6 of this Agreement may cause irreparable damage and the non-breaching Party may not be adequately compensated by monetary damages. In the event of a breach, or threatened breach, of sections 4, 5 and 6, the non-breaching Party will be entitled to seek equitable relief, without the requirement of having to post a bond or other security. Nothing in this section 10.4 is intended, or will be construed, to limit the Parties’ rights to equitable relief or any other remedy for a breach of any provision of this Agreement.

10.5	Miscellaneous. This Agreement represents the entire understanding between the Parties with respect to the subject matter hereof. The Parties are independent contractors and are engaged in the operation of their own respective businesses, and neither Party is to be considered the agent of the other Party. Neither Party has any authority to enter into any contract or assume any obligation for or on behalf of the other Party. This Agreement may not be amended except by a writing signed by authorized representatives of both Parties. A Party will not be deemed to have waived any right under this Agreement unless the waiver is in a writing signed by an authorized representative of such Party. If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, or in conflict with any law of a federal, state, or local government with competent jurisdiction, such provision will be stricken and replaced with a provision designed to carry out the initial intent of the Parties. The validity of the remaining portions or provisions hereof will not be affected thereby. As used in this Agreement, unless otherwise indicated, “including” means including without limitation; and “will” and “shall” are used synonymously. If any date of performance or delivery under this Agreement falls on a weekend or holiday recognized in the country where the Illumina entity which is a Party to this Agreement is incorporated, then the date of performance or delivery will be due on the first business day following such weekend or holiday. This Agreement may be executed in one or more counterparts, each of which when executed and delivered by electronic transmission or mail delivery, will be an original and all of which will constitute one and the same instrument. The Parties agree that execution of this Agreement by industry standard electronic signature software shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or related to this Agreement, each Party hereby waives any right to raise any defence or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

**CERTAIN INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

Aptorum innovations holding limited	ILLUMINA, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Contact for EVALUATION SITE:	CONTACT FOR ILLUMINA:

Name:	Name:

Title:	Title:

Phone:	Phone:

Email:	Email:

Exhibit A

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